Exhibit 99.1

For Further Information Contact
Eddie Northen (404) 888-2242

FOR IMMEDIATE RELEASE

ROLLINS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2017
RECORD FINANCIAL RESULTS
Company posts 47th consecutive quarter of improved revenues and earnings

•	Revenue increased 7.5% for the quarter and 6.4% for full year

•	Fourth quarter net income of $33.7 million, or $0.15 per diluted share

•	Fourth quarter net income of $45.3 million, or $0.21 per diluted share excluding significant items

•	Full year net income of $179.1 million, or $0.82 per diluted share

•	Full year net income of $190.7 million, or $0.87 per diluted share excluding significant items

ATLANTA, GEORGIA, January 24, 2018: Rollins, Inc. (NYSE:ROL), a premier global consumer and commercial services company, reported strong unaudited financial results for its fourth quarter and year ended December 31, 2017.

On December 22, 2017, the Tax Cuts & Jobs Act (“TCJA”) was signed into law. The fourth quarter 2017 and full year 2017 results reflect the estimated negative impact of the enactment of the TCJA, which resulted in an $11.6 million decrease in net income, ($8.0 million from transition tax on foreign earnings, $2.9 million from the revaluation of deferred tax assets, and $0.7 million from reductions in tax benefits on stock compensation). This resulted in a $0.06 per diluted share decrease in net income for the quarter and $0.05 per diluted share decrease for the year. Net income and diluted earnings per share excluding significant items are non-GAAP financial measures. Management believes these measures help investors understand the effect of these on reported results.

The Company recorded fourth quarter revenues of $414.7 million, an increase of 7.5% over the prior year’s fourth quarter revenue of $385.6 million. Rollins reported net income of $33.7 million or $0.15 per diluted share. Excluding significant items Rollins’ net income increased 19.2% to $45.3 million or $0.21 per diluted share for the fourth quarter ended December 31, 2017, compared to $38.0 million or $0.17 per diluted share for the same period in 2016.

For the full-year ended December 31, 2017, Rollins’ revenues rose 6.4% to $1.674 billion compared to $1.573 billion for the prior year. The Company reported net income of $179.1 million. Excluding significant items Rollins’ net income for the year rose 13.9% to $190.7 million, or $0.87 per diluted share, compared to net income of $167.4 million, or $0.77 per diluted share last year.

Gary W. Rollins, Vice Chairman and Chief Executive Officer of Rollins, Inc. stated, “We are pleased to have delivered solid financial results for the fourth quarter and for the year. These results reflect the underlying strength of our business and our initiatives that have benefited our customers, employees, and shareholders.”

Mr. Rollins concluded, “Our strong balance sheet has allowed us to continue to make strategic acquisitions.  Northwest Exterminating has been a great addition to our Company and we are extremely pleased with the contributions that they have made to our revenues and profits.  We look forward to all of our acquisitions having a significant role in the company going forward.”

Eddie Northen, Vice President, Chief Financial Officer and Treasurer of Rollins, Inc. stated, “For Fiscal 2018, we believe the Tax Cuts & Jobs Act will result in an all-in book tax rate for the Company in the mid 20 percent range. Our first quarter 2018 will have the additional tax benefit from share-based compensation, further reducing that quarter’s tax rate.

Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin LLC., HomeTeam Pest Defense, Orkin Canada, Western Pest Services, Northwest Exterminating, Critter Control, Inc., The Industrial Fumigant Company, Trutech LLC., Rollins Australia, Waltham Services LLC., PermaTreat, Rollins UK, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa, Mexico, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.allpest.com.au, www.walthamservices.com, www.permatreat.com, www.cranepestcontrol.com, www.murraypestcontrol.com.au, www.statewidepestcontrol.com.au, www.safeguardpestcontrol.co.uk, and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the Company’s expectation that acquisitions will continue to have a significant role in the Company going forward; the expectation that the Tax Cuts and Jobs Act will result in an all-in book tax rate for the Company in the mid 20 percent range; and the expectation that the first quarter 2018 will have an additional tax benefit from share-based compensation, further reducing that quarter’s tax rate. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, economic and competitive conditions which may adversely affect the Company’s business; the degree of success of the Company’s pest and termite process, and pest control selling and treatment methods; the Company’s ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; the Company’s ability to attract and retain skilled workers, and potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. A more detailed discussion of potential risks facing the Company can be found in the Company’s Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2016.
ROL-Fin

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)

At December 31, (unaudited)	2017	2016
ASSETS
Cash and cash equivalents	$107,050	$142,785
Trade accounts receivables, net	97,802	88,490
Financed receivables, net	17,263	15,968
Materials and supplies	14,983	13,724
Other current assets	25,697	29,204
Total Current Assets	262,795	290,171
Equipment and property, net	134,088	133,477
Goodwill	361,475	255,665
Customer contracts and other intangible assets, net	199,456	161,776
Deferred income taxes, net	18,420	41,877
Financed receivables, long-term, net	20,414	16,748
Prepaid Pension	17,595	—
Other assets	19,420	16,824
Total Assets	$1,033,663	$916,538
LIABILITIES
Accounts payable	$26,161	$30,284
Accrued insurance, current	28,018	26,201
Accrued compensation and related liabilities	73,016	75,839
Unearned revenue	109,029	99,820
Other current liabilities	58,345	44,847
Total Current Liabilities	294,569	276,991
Accrued insurance, less current portion	34,245	32,023
Accrued pension	—	2,880
Long-term accrued liabilities	50,925	36,099
Total Liabilities	379,739	347,993
STOCKHOLDERS' EQUITY
Common stock	217,992	217,792
Retained earnings and other equity	435,932	350,753
Total stockholders' equity	653,924	568,545
Total Liabilities and Stockholders' Equity	$1,033,663	$916,538

ROLLINS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
REVENUES
Customer services	$414,713	$385,614	$1,673,957	$1,573,477
COSTS AND EXPENSES
Cost of services provided	207,519	192,995	819,943	772,348
Depreciation and amortization	14,950	13,829	56,580	50,902
Sales, general and administrative	123,680	126,321	503,433	490,528
Gain on sale of assets, net	(63)	(57)	(242)	(777)
Interest income, net	83	(4)	(259)	(160)
	346,169	333,084	1,379,455	1,312,841
INCOME BEFORE INCOME TAXES	68,544	52,530	294,502	260,636
PROVISION FOR INCOME TAXES	34,809	14,523	115,378	93,267
NET INCOME	$33,735	$38,007	$179,124	$167,369
NET INCOME PER SHARE - BASIC AND DILUTED	$0.15	$0.17	$0.82	$0.77
Weighted average shares outstanding - basic and diluted	217,989	217,819	217,988	218,244

Rollins, Inc.
(NYSE: ROL)

Management will hold a conference call to discuss
Fourth Quarter and Twelve Months results on

Wednesday, January 24, 2018 at:
10:00 a.m. Eastern
9:00 a.m. Central
8:00 a.m. Mountain
7:00 a.m. Pacific

TO PARTICIPATE:
Please dial 800-946-0708 domestic;
719-325-2402 international
at least 5 minutes before start time.

REPLAY: available through January 31, 2018
Please dial 888-203-1112/719-457-0820, Passcode: 6022650
THIS CALL CAN ALSO BE ACCESSED THROUGH THE INTERNET AT
www.viavid.com

Questions?
Contact Samantha Alphonso at Financial Relations Board at 212-827-3746
Or email to salphonso@mww.com